Exhibit 99.1

[TUMBLEWEED GRAPHIC OMITTED]

                                                              Investor Contacts:
                                                    Tim Conley, VP Finance & CFO
                                                 Tumbleweed Communications Corp.
                                                                    650-216-2000
                                                       tim.conley@tumbleweed.com

                                                     Charles Messman/Todd Kehrli
                                                                   MKR Group LLC
                                                                    818-556-3700
                                                                ir@mkr-group.com


                       TUMBLEWEED REPORTS YEAR-END RESULTS

      2005 Revenue Increased to a Record $50 Million, up 15% Year-Over-Year

REDWOOD CITY, CA - FEBRUARY 1, 2006 - Tumbleweed(R) Communications Corp. (NASDAQ: TMWD), a leading provider of email security, secure file transfer, and identity validation appliance and software products, today reported results for the fourth quarter and year ended December 31, 2005.

Financial Results

For the year 2005, Tumbleweed reported record annual revenue of $50.0 million, up 15% from $43.4 million in 2004; a net loss of $3.9 million, compared to a net loss of $7.5 million in 2004; and non-GAAP net loss, which excludes certain items described below, of $171,000, compared to non-GAAP net loss of $2.5 million for 2004. Net loss per share for 2005 was $(0.08), compared to a net loss per share of $(0.16) in 2004. Non-GAAP net loss per share for 2005 was $(0.00), compared to a non-GAAP net loss per share of $(0.05) in 2004. Cash and cash equivalents were approximately $27.0 million at December 31, 2005, compared to $21.4 million as of December 31, 2004.

Tumbleweed reported Q4-05 revenue of $11.8 million, compared to $12.1 million in Q4-04; a net loss of $1.4 million, compared to a net loss of $923,000 in Q4-04; and a non-GAAP net loss of $549,000, compared to non-GAAP net income of $102,000 in Q4-04. Net loss per share for Q4-05 was $(0.03), compared to $(0.02) in Q4-04. Non-GAAP net loss per share for Q4-05 was $(0.01), compared to non-GAAP net earnings per share of $0.00 in Q4-04.

The Company previously announced that it experienced a delay in closing a handful of major orders during the fourth quarter. The most significant of these orders closed in the first half of January 2006.

2005 Key Results:

     o    Revenues increased to a record $50.0 million, up 15% from 2004.

     o Deferred revenue at December 31, 2005 increased to $22.9 million, a 26% increase from December 31, 2004.

     o Non-GAAP net loss was $171,000, or $(0.00) per share, an improvement from a non-GAAP net loss of $2.5 million, or $(0.05) per share, in 2004.

     o Cash flow from operations was $4.7 million, an increase from $433,000 in 2004.

     o Cash and cash equivalents increased by $5.5 million to $27.0 million, up 26% from $21.4 million at December 31, 2004.

"Despite a challenging fourth quarter, the opportunity ahead remains significant and positive," said James P. Scullion, chief executive officer of Tumbleweed. "The markets we address are growing, as secure communications continues to be a major concern to enterprise customers, whether over email or file transfer protocols. We believe our products and customer base will allow us to strongly participate in this growth, growing our revenue and improving our bottom line performance in 2006," Scullion concluded.

Customer Wins and Distribution

Tumbleweed continued to execute on its goal of attracting new customers while expanding penetration into its existing customer base. During the fourth quarter, Tumbleweed entered into more than 500 customer contracts including approximately 100 with new customers. New customers were primarily in the financial services, health care, and government markets. Approximately 150 customers entered into contracts for repeat business, exclusive of maintenance renewals. Tumbleweed now has more than 1,600 enterprise customers.

Tumbleweed continued its efforts to expand its market reach through a reseller distribution channel. The Company had 90 channel partners at the end of 2005, an increase from 60 at the end of 2004.

Recent Announcements

     o Tumbleweed announced its MailGate(R) Appliance 5550 received the best-of-group "Recommended" rating from the editors of SC Magazine based on the results of a recent anti-spam appliance group test. SC Magazine reviewed the performance of anti-spam appliances from nine different vendors including those of Tumbleweed's principal competitors. The goal of the SC Magazine test was to look at each appliance and its ability to filter email, both in-bound and out-bound, as well as the overall functionality of each appliance.

     o Tumbleweed announced the release of MailGate Appliance(TM) 3.0, the latest version of Tumbleweed's award-winning email security solution. MailGate Appliance 3.0 delivers protection from spam, viruses and other inbound content threats, while adding new network layer edge defenses and bi-directional content filtering and policy management, all delivered on new 64-bit appliance architecture. This added functionality moves the MailGate Appliance 3.0 well beyond a dedicated anti-spam point-product, to a comprehensive email security solution.

     o Tumbleweed announced being selected as a finalist in four of SC Magazine's award categories including: Best Email Security Solution, Best Email Content Filtering Solution, Best Intellectual Property Solution, and Best Security Solution in Healthcare.

     o Tumbleweed announced the release of the MailGate Email Firewall(TM) 6.2, the latest version of its award-winning email security suite offering comprehensive anti-spam, anti-virus, policy management, outbound content filtering, monitoring and encryption. With the addition of OpenPGP encryption, MailGate Email Firewall 6.2 now offers the most comprehensive set of gateway email encryption options on the market. And with added support for multiple LDAP directories and enhanced clustering capabilities, MailGate Email Firewall 6.2 can be integrated into the industry's broadest set of enterprise IT environments.

     o Tumbleweed announced being selected as one of IT Week's Top 50 Technology Innovators of 2005.

First Quarter 2006 Financial Outlook

Tumbleweed's outlook for the first quarter of 2006:

     o Tumbleweed currently estimates that revenue in the first quarter of 2006 will be between $12.0 million and $13.0 million.

     o Net loss for the first quarter of 2006 is currently expected to be approximately $3.0 million to $2.0 million, or $(0.06) to $(0.04) per share.

     o Non-GAAP results are currently expected to range from a net loss of $600,000 to net income of $200,000, or $(0.01) to $0.00 per share.
          Per share amounts are based on approximately 49.5 million basic and
          52.5 million diluted shares. Non-GAAP net loss excludes amortization of intangible assets and stock-based compensation expense estimated to be approximately $2.4 million combined.

Conference Call Information

Tumbleweed management will host a conference call at 2:00 p.m. PST (5:00 p.m.
EST) today to discuss these results. The call can be accessed by dialing 800-218-8862 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11050476#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.tumbleweed.com in the Investor Relations area of the site or by going to http://www.mkr-group.com.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets, stock-based compensation expense, and merger-related and other costs (credits). Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses exclusive of specific, non-recurring events. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and to compare Tumbleweed's performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial information included in this press release excludes expenses for the amortization of intangible assets, stock-based compensation expense, and merger-related and other costs (credits) of $893,000 and $1.0 million for Q4-05 and Q4-04, respectively, and $3.7 million and $5.0 million for 2005 and 2004, respectively.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to its expectations about Tumbleweed's financial outlook for the first quarter of 2006, as well as its beliefs about Tumbleweed's opportunity ahead, the growth of the markets it addresses, its ability to participate in the growth of those markets, and its ability to regain its revenue momentum and achieve improved bottom line performance in 2006. As noted, these results are preliminary and therefore subject to change as Tumbleweed completes its review of the fourth quarter as well as the audit for the year. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2005 and Form 10-Q filed November 2, 2005.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

About Tumbleweed Communications Corp.

Tumbleweed provides solutions for email protection, file transfers, and identity validation that allow organizations to safely conduct business over the Internet. Tumbleweed offers these solutions in three comprehensive product suites: MailGate, SecureTransport(TM), and Validation Authority(TM). MailGate provides protection against spam, viruses, and attacks, and enables policy-based message filtering, encryption, and routing. SecureTransport enables business to safely exchange large files and transactions without proprietary software. Validation Authority is the world-leading solution for determining the validity of digital certificates. Tumbleweed's enterprise and government customers include ABN Amro, Banc of America Securities, Catholic Healthcare West, JP Morgan Chase & Co., The Regence Group (Blue Cross/Blue Shield), St. Luke's Episcopal Healthcare System, the U.S. Food and Drug Administration, the U.S. Department of Defense, and all four branches of the U.S. Armed Forces. Tumbleweed was founded in 1993 and is headquartered in Redwood City, Calif. For additional information about Tumbleweed go to www.tumbleweed.com or call 650-216-2000.

Tumbleweed, the Arrows logo, MailGate, MailGate Appliance, MailGate Email Firewall, SecureTransport and Validation Authority are registered trademarks or trademarks of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the properties of their respective owners.

                                      ###


                                        Tumbleweed Communications Corp.
                                     Condensed Consolidated Balance Sheets
                                          December 31, 2005 and 2004
                                                   (in 000s)

                                                                          12/31/2005            12/31/2004
                                        ASSETS                           (unaudited)            (unaudited)
                                        ------                           -----------------  --------------------

CURRENT ASSETS
  Cash and cash equivalents                                                 $  26,952             $  21,435
  Accounts receivable, net                                                      9,068                 7,459
  Other current assets                                                          1,311                 1,544
                                                                         -------------          ------------
     TOTAL CURRENT ASSETS                                                      37,331                30,438
                                                                         -------------          ------------

Goodwill                                                                       48,074                48,074
Intangible assets, net                                                          3,978                 7,299
Property and equipment, net                                                     1,076                 1,316
Other assets                                                                      645                   589
                                                                         -------------          ------------
                TOTAL ASSETS                                                $  91,104             $  87,716
                                                                         =============          ============

                               LIABILITIES & EQUITY
                               --------------------

CURRENT LIABILITIES
  Accounts payable                                                          $     527             $     324
  Current installments of long-term debt                                            -                   267
  Accrued liabilities                                                           6,058                 5,006
  Accrued merger-related and other costs                                          178                   775
  Deferred revenue                                                             17,935                13,915
                                                                         -------------          ------------
     TOTAL CURRENT LIABILITIES                                                 24,698                20,287
                                                                         -------------          ------------
LONG TERM LIABILITIES

  Long-term debt, excluding current installments                                    -                   200
  Accrued merger-related and other costs, excluding current portion                55                   430
  Deferred revenue, excluding current portion                                   5,011                 4,248
  Other long term liabilities                                                     123                   147
                                                                         -------------          ------------
     TOTAL LONG TERM LIABILITIES                                                5,189                 5,025
                                                                         -------------          ------------
     TOTAL LIABILITIES                                                         29,887                25,312
                                                                         -------------          ------------
STOCKHOLDERS' EQUITY
  Common stock                                                                     50                    48
  Additional paid-in capital                                                  353,424               351,122
  Treasury stock                                                                (796)                 (796)
  Deferred stock compensation expense                                           (165)                 (525)
  Accumulated other comprehensive loss                                          (593)                 (651)
  Accumulated deficit                                                       (290,703)             (286,794)
                                                                         -------------         -------------
     TOTAL STOCKHOLDERS' EQUITY                                                61,217                62,404
                                                                         -------------         -------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                    $  91,104             $  87,716
                                                                         =============         =============


                                                 Tumbleweed Communications Corp.
                                         Condensed Consolidated Statements of Operations
                                                (in 000s, except per share data)

                                                                 Three Months Ended                  Twelve Months Ended
                                                                    December 31,                         December 31,
                                                                    (unaudited)                          (unaudited)
                                                            -------------------------------    ---------------------------------
                                                               2005              2004               2005             2004
                                                            --------------  ---------------    ---------------  ----------------
 REVENUES
  Product revenue                                             $     4,496       $    5,925          $  20,945         $  19,628
  Service revenue                                                   6,961            5,790             26,103            21,934
  Intellectual property and other revenue                             361              360              2,953             1,876
                                                            --------------  ---------------    ---------------  ----------------
   NET REVENUE                                                     11,818           12,075             50,001            43,438
                                                            --------------  ---------------    ---------------  ----------------
 COSTS OF REVENUES
 Cost of product and service revenue                                2,243            1,971              8,325             6,112
 Amortization of intangible assets                                    510              510              2,040             1,837
                                                            --------------  ---------------    ---------------  ----------------
 GROSS PROFIT                                                       9,065            9,594             39,636            35,489

 OPERATING EXPENSES
  Research and development                                          2,923            2,735             11,888            11,563
  Sales and marketing                                               5,961            5,722             25,026            23,125
  General and administrative                                        1,567            1,630              5,892             5,319
                                                            --------------  ---------------    ---------------  ----------------
 SUB-TOTAL OPERATING EXPENSES                                      10,451           10,087             42,806            40,007
  Stock-based compensation expense                                     62              118                510               640
  Amortization of intangible assets                                   321              321              1,284             1,458
  Merger-related and other costs (credits)                              -               76                (96)            1,078
                                                            --------------  ---------------    ---------------  ----------------
 TOTAL OPERATING EXPENSES                                          10,834           10,602             44,504            43,183
                                                            --------------  ---------------    ---------------  ----------------
 OPERATING LOSS                                                    (1,769)          (1,008)            (4,868)           (7,694)

 NON-OPERATING INCOME
 Other income, net                                                    327               72                982               213
                                                            --------------  ---------------    ---------------  ----------------
 NET LOSS BEFORE TAXES                                             (1,442)            (936)            (3,886)           (7,481)
  Provision for income taxes                                            -              (13)                23                16
                                                            --------------  ---------------    ---------------  ----------------
 NET LOSS                                                     $    (1,442)      $     (923)         $  (3,909)        $  (7,497)
                                                            ==============  ===============    ===============  ================

BASIC AND DILUTED NET LOSS PER SHARE                          $     (0.03)      $    (0.02)         $   (0.08)        $   (0.16)
                                                            ==============  ===============    ===============  ================

Reconciliation to Non-GAAP Net Income (Loss)
NET LOSS                                                      $    (1,442)      $     (923)         $  (3,909)        $  (7,497)
  Stock-based compensation expense                                     62              118                510               640
  Amortization of intangible assets                                   831              831              3,324             3,295
  Merger-related and other costs (credits)                              -               76                (96)            1,078
                                                            --------------  ---------------    ---------------  ----------------
NON-GAAP NET INCOME (LOSS)                                    $      (549)      $      102          $    (171)        $  (2,484)
                                                            ==============  ===============    ===============  ================

NON-GAAP NET INCOME (LOSS) PER SHARE:
   BASIC                                                      $     (0.01)      $     0.00          $   (0.00)        $   (0.05)
                                                            ==============  ===============    ===============  ================
   DILUTED                                                    $     (0.01)      $     0.00          $   (0.00)        $   (0.05)
                                                            ==============  ===============    ===============  ================

Weighted average shares:
   Basic                                                           49,243           48,082             48,627            46,777
   Diluted                                                         49,243           51,138             48,627            46,777